UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            November 21, 2005

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2005, the Board of Directors of StockerYale, Inc. (the “Company”) approved the acceleration of vesting of all outstanding unvested stock options with exercise prices equal to or greater than $3.00 per share previously awarded to its employees (including its executive officers) and its directors, under the Company’s equity compensation plans. The acceleration of vesting shall become effective as of December 31, 2005 for stock options outstanding as of such date. The Company expects that options to purchase an aggregate of 1,559,922 shares of common stock (of which options to purchase an aggregate of 713,400 shares of common stock are held by executive officers of the Company and options to purchase an aggregate of 74,000 shares of common stock are held by directors of the Company) will be accelerated on December 31, 2005. The weighted average exercise price of the accelerated options is $9.37. Under the recently issued Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment” (“SFAS 123R”), the Company will be required to apply the expense recognition provisions under SFAS 123R beginning January 1, 2006. The Company believes that accelerating the vesting of the identified stock options will reduce the Company’s compensation expenses to be recognized by the Company in the financial statements in subsequent periods.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2005, the Company received a notice from the Nasdaq Stock Market indicating that it is not in compliance with Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) because, for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share. In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until May 22, 2006, to regain compliance with the Minimum Bid Price Rule. This notification has no effect on the listing of the Company’s common stock at this time.

If at any time before May 22, 2006, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by May 22, 2006, Nasdaq will notify the Company that its common stock will be delisted from the Nasdaq Stock Market.

In the event that the Company receives notice that its common stock is being delisted from the Nasdaq Stock Market, Nasdaq rules permit the Company to appeal any delisting determination by the Nasdaq staff to a Nasdaq Listings Qualifications Panel. In addition, in the event that such a delisting determination was based solely on non-compliance with the Minimum Bid Price Rule, Nasdaq may permit the Company to transfer its common stock to the Nasdaq Capital Market if the Company satisfies all criteria for initial inclusion on such market other than compliance with the Minimum Bid Price Rule. In the event of such a transfer, the Company would have an additional 180 calendar days to comply with the Minimum Bid Price Rule in order to remain on the Nasdaq Capital Market.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: November 25, 2005	By:	/S/ MARIANNE MOLLEUR
Marianne Molleur Senior Vice President and Chief Financial Officer